UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 30, 2009 (October 27, 2009)

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.         Entry into a Material Definitive Agreement.

On October 27, 2009, Selective Insurance Group, Inc. (the “Company”), Selective HR Solutions, Inc., a wholly-owned subsidiary of the Company (“SHRS”), and each of the subsidiaries of SHRS (collectively, the “SHRS Subsidiaries”) entered into a definitive Stock and Asset Purchase Agreement (the “Purchase Agreement”) with AlphaStaff Group, Inc. and certain of its subsidiaries (collectively, “AlphaStaff”), pursuant to which:  (i) SHRS will convert to a Florida limited liability company (“SHRS LLC”); (ii) the SHRS Subsidiaries will sell their assets and liabilities to AlphaStaff; (iii) the SHRS Subsidiaries will merge with and into SHRS LLC with SHRS LLC surviving the merger; (iv) SHRS LLC will distribute to the Company any right to receive the purchase price payable by AlphaStaff under the Purchase Agreement, including the right to any contingent future payments; and (v) all of the equity interests of SHRS LLC will be sold by the Company to AlphaStaff.

The cash consideration paid by AlphaStaff in the transaction will initially consist of approximately $850,000 paid at Closing plus a payment of approximately $150,000 to be made in February 2010.  Annual cash payments and quarterly earn-out payments will also be made by AlphaStaff for a period of up to ten years.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and AlphaStaff.  The transaction is subject to the receipt of certain regulatory approvals and other customary closing conditions, and is expected to be consummated on January 1, 2010.

A copy of the Purchase Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference.  The description of the Purchase Agreement herein is qualified in its entirety by reference to the Purchase Agreement.  The Purchase Agreement is attached to this Form 8-K to provide information regarding its terms, and is not intended to be a source of factual, business, or operational information regarding its terms or the parties thereto.  The Purchase Agreement contains representations and warranties made by the parties thereto and solely for the benefit of the other party.  Such representations and warranties are qualified in several important respects, including by the disclosure letter to the Purchase Agreement, and information regarding the subject matter thereof may change after the date such representations and warranties are made.  Accordingly, investors should not rely on such representations and warranties.

Section 7 – Regulation FD

Item 7.01.         Regulation FD Disclosure.

Attached as Exhibit 99.1 is supplemental financial information about the Company.

The information contained in this report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The Company makes no admission as to the materiality of any information in this report or the exhibits attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Exhibits.

(d)           Exhibits

2.1
Stock and Asset Purchase Agreement, dated as of October 27, 2009, by and among Selective Insurance Group, Inc., Selective HR Solutions, Inc. and its subsidiaries, and AlphaStaff Group, Inc. and certain of its subsidiaries.  *

99.1	2008 and 2009 Quarterly Restated Consolidated Statements of Income.

* Certain appendices, exhibits and/or similar attachments to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  The Company will furnish supplementally a copy of any omitted appendix, exhibit, or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: October 30, 2009	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1
Stock and Asset Purchase Agreement, dated as of October 27, 2009, by and among Selective Insurance Group, Inc., Selective HR Solutions, Inc and its subsidiaries, and AlphaStaff Group, Inc. and certain of its subsidiaries.

99.1	2008 and 2009 Quarterly Restated Consolidated Statements of Income.